Exhibit 10.2

AMENDMENT NO. 3

TO

PETER D. MCDONALD

SECULAR TRUST AGREEMENT

THIS AMENDMENT NO. 3 is made as of this 15th day of May, 2008 to the Peter D. McDonald Trust Agreement, dated September 29, 2006, as previously amended on March 12, 2007, and June 4, 2007 (the “Trust Agreement”), by and among UAL Corporation (the “Company”), Peter D. McDonald (the “Executive”) and The Northern Trust Company, as trustee (the “Trustee”).

WHEREAS, Section 9(a) of the Trust Agreement authorizes its amendment by a written instrument executed by the Company, the Executive and the Trustee; and

WHEREAS, the parties hereto wish to amend the Trust Agreement in the manner described herein.

NOW THEREFORE, the Company, the Executive and the Trustee agree as follows:

1.             Amendment of Section 1(a).  Section 1(a) of the Trust Agreement shall be amended by inserting the following text at the end thereof:

“As soon as practicable following the date of the amendment to this Agreement, dated as of May 15, 2008 (the “Amendment”), and in no event more than 30 days thereafter, the Company shall pay to the Trustee an additional amount equal to $820,000, which payment shall effect an irrevocable transfer and conveyance of all of the Company’s legal title and ownership in and to such funds.  Following the date of such transfer, such additional amount, together with any other funds then held by the Trust, shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Agreement.  Following the date of such transfer, for purposes of this Agreement, all references to the “Trust Fund” shall include all property then held by the Trustee hereunder, including any portion of such additional $820,000 amount then held by the Trustee.  For the avoidance of doubt, the parties hereto agree that the Trustee shall have no duty or responsibility to collect any payments the Company is obligated to make to the Trust.  In the event the Company fails to make a obligatory payments to the Trust, the Executive shall be solely responsible to enforce such payment obligation.”

2.             Amendment and Restatement of Section 2(b).  Section 2(b) of the Trust Agreement shall be amended and restated in its entirety to read as follows:

“(b) As provided in Section 3(e) of the Employment Agreement, the Executive’s rights with respect to 100% of the portion of the Trust’s principal then held by the Trust shall become vested on February 1, 2009 (the “Vesting Date”), provided that (A) the Executive’s rights with respect to all of the Trust’s principal may become vested prior to the Vesting Date and (B) the Executive may forfeit his rights with respect to the unvested portion of the Trust’s principal, in each case as provided in Section 3(e) of the Employment Agreement and Section 2(d) of this Agreement.  The Trustee shall have no duty to review the Employment Agreement and may conclusively rely on the written determinations of the Company and the Executive (which in both cases shall be made in good faith) with respect to the applicability of the Employment Agreement to the terms of this Agreement in the manner set forth in Section 2(d) of this Agreement.”

3.             Amendment and Restatement of Section 2(c).  Section 2(c) of the Trust Agreement shall be amended and restated in its entirety as follows:

“(c) Unless the Executive or the Company has provided written notice to the Trustee of the termination of the Executive’s employment prior to a Vesting Date in accordance with Section 2(d), or the Company has provided written notice to the Trust of the accelerated vesting of the Executive’s rights with respect to some or all of the Trust’s principal in accordance with Section 2(f), the portion of the Trust’s principal with respect to which the Executive’s rights have become vested shall be paid in full to the Executive in a single lump-sum cash amount within 30 days following the applicable Vesting Date.”

IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 as of the date first above written.

Attest:		UAL CORPORATION

/s/ Deborah S. Porter		By:	/s/ Paul R. Lovejoy

Name:	Deborah S. Porter	Name:	Paul R. Lovejoy

Title:	Assistant Corporate Secretary	Title:	Senior Vice President,
General Counsel and Secretary

Attest:		THE NORTHERN TRUST COMPANY,
as Trustee

/s/ J. E. Clark Delanios		By:	/s/ David M. Cyganiak

Name:	J.E. Clark Delanios	Name:	David M. Cyganiak

Title:	Senior Vice President	Title:	Vice President

PETER D. MCDONALD

/s/ Peter D. McDonald